UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 400-2863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLGO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 14, 2025, two officers of BioLargo Inc. agreed to convert an aggregate $99,901 of unpaid salary and unreimbursed business expenses into shares of BioLargo Inc. common stock at a price-per-share equal to the closing price of BioLargo's common stock on November 14, 2025 of $0.16. An aggregate 624,383 shares were issued to the two officers. The shares issued are subject to a Lock-Up Agreement dated as of the issuance date whereby the shares are locked-up and restricted from sale until BioLargo Inc. reports gross revenue of at least $40 million on a consolidated basis for any reported period (e.g, quarter or annual), or its market capitalization exceeds $300 million, or it undergoes a "change in control".

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Lock-Up Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2025	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer